                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by the Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement                 [ ] Confidential, for Use of
[X]   Definitive Proxy Statement                      the Commission Only (as
[ ]   Definitive Additional Materials                 permitted by Rule
                                                      14a-6(e)(2))
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               VERSANT CORPORATION
                (Name of Registrant as Specified in Its Charter)

                       ----------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

        2) Aggregate number of securities to which transaction applies:

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        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------

        4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

        5) Total fee paid:

           ---------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

           ---------------------------------------------------------------------

        2) Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------

        3) Filing Party:

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        4) Date Filed:

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

                                  May 12, 1999

To Our Shareholders:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Versant Corporation to be held at the Company, 6539 Dumbarton Circle, Fremont, California 94555, on Thursday, June 10, 1999, at 10:30 a.m., Pacific Time.

     The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Shareholders and Proxy Statement.

     It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          Nick Ordon
                                          President and Chief Executive Officer

                              VERSANT CORPORATION
                             6539 DUMBARTON CIRCLE
                           FREMONT, CALIFORNIA 94555
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 10, 1999

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Versant Corporation (the "Company") will be held at the Company, 6539 Dumbarton Circle, Fremont, California 94555, on Thursday, June 10, 1999, at 10:30 a.m., Pacific Time for the following purposes:

     1. To elect five (5) directors of the Company, each to serve until the next Annual Meeting of Shareholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company's Board of Directors intends to present the following nominees for election as directors:

        David Banks           Mark Leslie
        Stephen J. Gaal       Nick Ordon
        Bernhard Woebker

     2. To amend the Company's 1996 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance by 250,000 shares.

     3. To amend the Company's 1996 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance by 250,000 shares.

     4. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for 1999.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 20, 1999 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          Nick Ordon
                                          President and Chief Executive Officer

Fremont, California
May 12, 1999

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                              VERSANT CORPORATION
                             6539 DUMBARTON CIRCLE
                           FREMONT, CALIFORNIA 94555
                            ------------------------

                                PROXY STATEMENT

                                  May 12, 1999

     The accompanying Proxy is solicited on behalf of the Board of Directors (the "Board") of Versant Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company, 6539 Dumbarton Circle, Fremont, California 94555, on Thursday, June 10, 1999, at 10:30 a.m., Pacific Time (the "Meeting"). This Proxy Statement and the accompanying form of Proxy were first mailed or delivered to shareholders on or about May 12, 1999. An annual report for the year ended December 31, 1998 is enclosed with this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Only holders of record of the Company's Common Stock at the close of business on April 20, 1999 (the "Record Date") will be entitled to vote at the Meeting. At the close of business on the Record Date, the Company had 10,135,517 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business.

     Holders of Common Stock are entitled to one vote for each share held as of the above record date. In the event that a broker, bank, custodian, nominee or other record holder of the Company's Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining the presence of a quorum.

     Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting that are voted on the election of directors. Approval of the other Proposals require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting that are voted "for" or "against" the proposal AND the affirmative votes must constitute at least a majority of the required quorum. Neither an abstention nor a broker non-vote will be counted as a vote "for" or "against" Proposal Nos. 2, 3 and 4. All votes will be tabulated by the inspector of elections appointed for the Meeting. Each of the Company's Proposals requires that a quorum be present at the Meeting.

     Unless otherwise instructed, each valid returned Proxy in the form accompanying this Proxy Statement that is not revoked will be voted in the election of directors "FOR" the nominees of the Board of Directors and "FOR" Proposal Nos. 2, 3 and 4 described in this Proxy Statement, and at the Proxy holder's discretion, on such other matters, if any, that may come before the Meeting (including any proposal to adjourn the Meeting).

     In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as Proxies may propose one or more adjournments of the Meeting to permit further solicitations of Proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by Proxy at the Meeting and entitled to vote.

     The expenses of soliciting Proxies will be paid by the Company. Following the original mailing of the Proxy Statement, the Proxy and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of Proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telegram.

                            REVOCABILITY OF PROXIES

     Any person signing a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the Proxy. A Proxy may be revoked by a writing delivered to the Company stating that the Proxy is revoked, by a subsequent Proxy that is signed by the person who signed the earlier Proxy and is presented at the Meeting, or by attendance at the Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Meeting, the shareholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS/NOMINEES

     At the Meeting, shareholders will elect five directors, which will be the number of directors authorized in the Company's Bylaws as of the date of the Meeting, to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified, or until such directors' earlier resignation or removal. Shares represented by the accompanying Proxy will be voted for the election of five nominees (recommended by the Board) who are named in the following table, unless the Proxy is marked in such a manner as to withhold authority so to vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting that are voted on the election of directors. The Company has no reason to believe that the nominees for election will not be available to serve their prescribed terms. However, if any nominee for any reason is unable to serve or will not serve, the Proxy may be voted for such substitute nominee as the persons appointed in the Proxy may in their discretion determine.

     The following table sets forth certain information concerning the nominees (each of whom is currently a director of the Company), which is based on data furnished by them:

                                                                                      DIRECTOR
        NAME OF NOMINEE          AGE               PRINCIPAL OCCUPATION                SINCE
        ---------------          ---               --------------------               --------
Nick Ordon.....................  51    President and Chief Executive Officer of the     1998
                                         Company
David Banks....................  53    Consultant                                       1993
Stephen J. Gaal(1).............  55    Managing Director of Gaal & Company, Inc         1988
Mark Leslie(2).................  53    President and Chief Executive Officer of         1988
                                       VERITAS Software Corporation
Bernhard Woebker...............  49    Senior Vice President of Field Operations of      n/a
                                       the Company and President of Versant Europe

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     Mr. Ordon has served as President, Chief Executive Officer and a director of the Company since he joined the Company in January 1998. From July 1996 to December 1997, Mr. Ordon was Vice President and General Manager of Lotus Messaging at Lotus Development Corporation, a software development company and wholly-owned subsidiary of International Business Machines Corporation. From August 1994 to July 1996, he was Vice President and General Manager of the Commercial Business Unit of Lockheed Martin Corporation, an aerospace products company. From January 1993 to August 1994, Mr. Ordon served as General Manager, NetWare Operations with Hewlett-Packard Company. Mr. Ordon received a Bachelor of

Science in Aerospace Engineering from University of Colorado in 1970 and a Master of Business Administration in Finance and Operations from Syracuse University in 1980.

     Mr. Banks has served as a director of the Company since April 1993. From April 1993 to January 1998, Mr. Banks was the Company's President and Chief Executive Officer. Mr. Banks is currently a consultant. From January 1985 to January 1989, Mr. Banks served as Chief Executive Officer and President of Cadre Technologies Incorporated ("Cadre"), a software development company. In January 1989, following a merger of MicroCase Inc. and Cadre, Mr. Banks was named President of Cadre, a position he held until mid-1992, when he became Executive Vice President of Cadre. Mr. Banks served in this position until December 1992. Mr. Banks received a Bachelor of Science in Chemistry from Indiana University in 1967, a Master of Science in Chemistry from University of California, San Diego in 1968 and a Masters of Business Administration from Purdue University in 1969.

     Mr. Gaal has served as a director of the Company since October 1988. Mr. Gaal has been managing Director of Gaal & Company, Inc., a provider of advisory services to the management of emerging technology companies, since October 1997. From January 1995 to October 1997, Mr. Gaal was a Principal of TA Associates Inc. ("TA"), a venture capital firm. From October 1987 to December 1994, Mr. Gaal was a Managing Director -- Investments of TA. Mr. Gaal received a Bachelor of Science in Electrical Engineering from Princeton University in 1966 and a Master of Science in Electrical Engineering and Computer Science from University of California, Berkeley in 1967. He also completed Harvard Business School's Program for Management Development in 1974. Mr. Gaal is also a director of Workgroup Technology Corporation.

     Mr. Leslie has served as Chairman of the Board of Directors of the Company since October 1988. Mr. Leslie has served as President and Chief Executive Officer of VERITAS Software Corporation ("VERITAS"), a systems software company, since February 1990. Mr. Leslie received a Bachelor of Arts in Physics and Mathematics from New York University in 1966 and completed Harvard Business School's Program for Management Development in 1980. Mr. Leslie is also a director of VERITAS.

     Mr. Woebker has served as Senior Vice President of Field Operations of the Company and President Versant Europe since January 1999. Mr. Woebker joined Versant in March 1996 and served as Vice President General Manager, Versant Europe from that date to January 1999. From 1994 to March 1996, he was President of Versant Europe, an independently-owned distributorship for Versant products in Europe. From 1976 until 1994, Mr. Woebker held a variety of positions in Germany and the United States with Nixdorf Computer AG, Nixdorf Computer Engineering Corp., and Siemens Nixdorf Informationssysteme AG. From 1986 until 1989, he served as President and CEO of Nixdorf Computer Engineering Corp. in Boston, Mass. Mr. Woebker has also served as Senior Vice President, Pyramid Technology Corp./Europe and as Vice President, NeXT Computer, Inc./Europe. As Assistant Professor at the Institute for Computer Science/ Technical University Hanover from 1973 to 1976, he specialized in compiler theory, artificial intelligence and graphical data processing.

     Mr. Simpson, a director of the Company since April 1995, has indicated he will not be standing for re-election to the Board in order to pursue other interests. Mr. Simpson is currently an independent consultant. From June 1988 to October 1997, Mr. Simpson was Chief Executive Officer of Wall Data Incorporated, a computer software company, where he was Chairman of the Board of Directors. Mr. Simpson was also President of Wall Data Incorporated from June 1988 to May 1996. Born in Edinburgh, Mr. Simpson was educated at George Heriot's School and the University of Edinburgh.

     There is no family relationship between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers. The Company's executive officers serve at the discretion of the Board.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board met ten times, including telephone conference meetings and acted by written consent twice during 1998. Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

     The Audit Committee is currently comprised of Messrs. Gaal and Simpson, who are non-employee directors. Following the Meeting, the Audit Committee will consist of Messrs. Gaal and Leslie. The Audit Committee met four times during 1998. The Audit Committee has the following powers: (i) to recommend the appointment of the Company's independent auditors to the Board; (ii) to review the independent auditors' proposed audit scope and audit approach; (iii) to review the independent auditors' letters of recommendations provided to management; (iv) to review the activities, organizational reporting and effectiveness of the Company's internal audit function; (v) to review the independent auditors' fee arrangements for professional services; (vi) to review management's monitoring of compliance with the Company's code of conduct; (vii) to review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements; (viii) to review with financial management and the independent auditors the Company's quarterly financial results and significant proposed adjustments, reserves, accounting estimates and financial reporting issues related thereto; (ix) to determine that there are appropriate policies and procedures for the review of officers' expenses and perquisites; (x) to approve the Company's revenue recognition policy and any amendments thereto; (xi) to approve the Company's investment policy and any amendments thereto; (xii) to review the status of Internal Revenue Service examinations and related tax reserves; (xiii) to perform other oversight functions as determined by the Audit Committee or the full Board.

     The Compensation Committee is currently comprised of Messrs. Leslie and Simpson who are non-employee directors. Following the Meeting, the Compensation Committee will consist of Messrs. Leslie and Gaal, who are non-employee directors; assuming the election of all the specified nominees. The Compensation Committee met one time during 1998, and acted by written consent five times. The Compensation Committee is responsible for: (i) reviewing and submitting to the Board for approval major compensation and benefits programs and plans, such as stock option, stock purchase, 401(k) and bonus plans, and amendments thereto;
(ii) administering the Company's 1996 Equity Incentive Plan and approving all option grants pursuant thereto; (iii) administering the Company's 1996 Employee Stock Purchase Plan; (iv) reviewing and approving for submission to the Board election of corporate officers and designation of officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (v) reviewing and approving compensation for corporate officers, including salary, bonus awards and major perquisites; (vi) reviewing and approving compensation ranges for non-officer employees; (vii) reviewing performance of corporate officers; (viii) reviewing significant changes to the structure of the Company's organization; and (ix) preparing a report to shareholders on compensation policy for inclusion in the Company's proxy statement, if applicable.

     No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which he served (during the period that he served).

DIRECTORS COMPENSATION

     Directors of the Company do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses in attending meetings of the Board.

     Directors who are not officers of the Company participate in one compensation plan, the 1996 Directors Stock Option Plan (the "Directors Plan"). The purpose of the Directors Plan is to provide incentive for members of the Board who are not also employees of the Company or any parent, subsidiary or affiliate of the Company by providing such persons with an opportunity to purchase shares of Common Stock of the Company. On July 17, 1998, the Company granted to each of Messrs. Leslie, Gaal and Simpson an option to purchase 5,000 shares of the Company's Common Stock at an exercise price of $4.75 per share pursuant to this plan. On June 10, 1998, the Company granted to Mr. Banks an option to purchase 10,000 shares of the Company's common stock at an exercise price of $5.03 per share pursuant to this Plan.

                THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                        EACH OF THE NOMINATED DIRECTORS.

                                 PROPOSAL NO. 2

                            APPROVAL OF AMENDMENT TO
                       1996 EMPLOYEE STOCK PURCHASE PLAN

     Shareholders are being asked to approve an amendment to the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock reserved for issuance under the Purchase Plan by 250,000 shares, from 400,000 shares to 650,000 shares. The Board believes that adding shares to the Purchase Plan is in the best interests of the Company because it will permit the Company to attract and retain key employees by providing them with appropriate equity incentives. The Purchase Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability.

     In May 1996, the Board adopted the Purchase Plan and reserved a total of 125,000 shares of the Company's Common Stock for issuance thereunder. The Company's shareholders approved the Purchase Plan in June 1996. In April 1997, the Board approved an amendment to the Purchase Plan to increase the number of shares authorized and reserved for issuance thereunder by 200,000 shares. This amendment was approved by the shareholders in June 1997. In April 1998, the Board approved an amendment to the Purchase Plan to increase the number of shares authorized and reserved for issuance thereunder by 75,000 shares. This amendment was approved by the Shareholders in June 1998.

     PROPOSED AMENDMENT TO THE PLAN. The Board approved the proposed amendment to the Purchase Plan on April 20, 1998, to be effective upon shareholder approval. Set forth below is a summary of the principal features of the Purchase Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Purchase Plan. The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Purchase Plan. Any such request should be directed as follows:
Secretary, Versant Corporation, 6539 Dumbarton Circle, Fremont, California 94555; telephone number (510) 789-1500; facsimile (510) 789-1515.

     PURPOSE. The Purchase Plan has been established to provide employees of the Company and its subsidiaries designated by the Board as eligible to participate in the Purchase Plan ("Participating Employees") with a convenient means of acquiring an equity interest in the Company, to enhance such employees' sense of participation in the affairs of the Company and to provide an incentive for continued employment. The Purchase Plan accomplishes this purpose by permitting Participating Employees to purchase from the Company shares of Common Stock of the Company at a discount from the market price and to pay for such shares through payroll deductions.

     NUMBER OF SHARES. The maximum number of shares that currently may be issued under the Purchase Plan is 400,000. If the Company's shareholders adopt this Proposal, the maximum number of shares that may be issued under the Purchase Plan will be 650,000.

     ADMINISTRATION. The Purchase Plan is administered by the Compensation Committee of the Board (the "Committee"), the members of which are appointed by the Board. The Committee currently consists of Mark Leslie and Jim Simpson, both of whom are "non-employee directors," as defined in Rule 16b-3 promulgated under the Exchange Act, and "outside directors," as defined pursuant to Section 162(m) of the Code. The interpretation or construction by the Committee of any provisions of the Purchase Plan will be final and binding on all Participating Employees. The members of the Committee do not receive any compensation for administering the Plan. The Company bears all expenses in connection with administration of the Plan.

     ELIGIBILITY. All employees of the Company, or any parent or subsidiary, are eligible to participate in an Offering Period (as defined below) under the Purchase Plan, except the following:

     (a) employees who are not employed by the Company 15 days before the beginning of such Offering Period;

     (b) employees who are customarily employed for less than 20 hours per week;

     (c) employees who are customarily employed for less than five months in a calendar year; and

     (d) employees who own stock or hold options to purchase stock or who, as a result of participation in the Purchase Plan, would own stock or hold options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

     As of April 20, 1999, approximately 60 persons were eligible to participate in the Purchase Plan and 324,983 shares had been issued pursuant to the Purchase Plan. As of that date, 75,017 shares were available for future issuance under the Purchase Plan, not including the proposed amendment to the Purchase Plan. As of April 20, 1999, the closing price of the Company's Common Stock on Nasdaq was $1.50 per share. The Company suspended the operation of this plan in February 1999 and expects to reinstate operation of this plan by August 1999.

     Participating Employees participate in the Purchase Plan through payroll deductions. A Participating Employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 10% of the Participating Employee's W-2 compensation, including, but not limited to, base salary or wages, bonuses, overtime and commissions, including any deductions authorized for plans under Sections 125 or 401(k) of the Code. No Participating Employee is permitted to purchase shares under the Purchase Plan at a rate which, when aggregated with such employee's rights to purchase stock under all similar purchase plans of the Company, exceeds $25,000 in fair market value determined as of the Offering Date for each calendar year.

     OFFERING PERIOD. Each offering of Common Stock under the Purchase Plan is for a period of 24 months (the "Offering Period"). Offering Periods are planned to commence on February 1 and August 1 of each year and end on January 31 and July 31 of each year, respectively; provided, however, that the initial Offering Period commenced on July 18, 1996 and expired on July 31, 1998 and the next Offering Period may commence prior to August 1, 1999. Each Offering Period consists of four six-month purchase periods (individually, a "Purchase Period") during which payroll deductions of the Participating Employees are accumulated under the Purchase Plan. The Board has the power to set the beginning of any Offering Period and to change dates or the duration of Offering Periods or Purchase Periods without shareholder approval if such change is announced at least 15 days before the scheduled beginning of the first Offering Period or Purchase Period to be affected. The first day of each Offering Period is the "Offering Date" for such Offering Period and the last business day of each Purchase Period is the "Purchase Date" for such Purchase Period.

     Participating Employees will participate in the Purchase Plan during each Offering Period through regular payroll deductions as described above. Participating Employees may elect to participate in any Offering Period by enrolling as provided under the terms of the Purchase Plan. Once enrolled, a Participating Employee will automatically participate in each succeeding Offering Period unless the Participating Employee withdraws from the Offering Period or the Purchase Plan is terminated. After the rate of payroll deductions for an Offering Period has been set by a Participating Employee, that rate will continue to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the Participating Employee is automatically enrolled) unless otherwise changed by the Participating Employee. The Participating Employee may increase or lower the rate of payroll deductions for any subsequent Offering Period, but may only lower the rate of payroll deductions for an ongoing Offering Period. No more than one change may be made during a single Offering Period.

     PURCHASE PRICE. The purchase price of shares that may be acquired in any Purchase Period under the Purchase Plan will be 85% of the lesser of: (i) the fair market value of the shares on the Offering Date; or (ii) the fair market value of the shares on the Purchase Date. The fair market value of a share of the Company's Common Stock is deemed to be the closing price of the Company's Common Stock on Nasdaq on the date of determination as reported in The Wall Street Journal, except that the fair market value of a share of the Company's Common Stock on the Offering Date of the first Offering Period was the price per share at which shares of the Company's Common Stock were offered for sale to the public in the Company's initial public offering of shares of its Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     PURCHASE OF STOCK UNDER THE PURCHASE PLAN. The number of whole shares a Participating Employee will be able to purchase in any Purchase Period will be determined by dividing the total payroll amount withheld from the Participating Employee during the Purchase Period pursuant to the Purchase Plan by the purchase price for each share determined as described above. The purchase will take place automatically on the Purchase Date of such Purchase Period.

     WITHDRAWAL. A Participating Employee may withdraw from any Offering Period. Upon withdrawal, the accumulated payroll deductions will be returned to the withdrawn Participating Employee, without interest, provided that the withdrawal occurs at least 15 days before the related Purchase Date. If the withdrawal occurs less than 15 days before such Purchase Date, payroll deductions will continue for the remainder of that Purchase Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the Participating Employee enrolls in the new Offering Period at least 15 days before the Offering Date.

     AMENDMENT OF THE PURCHASE PLAN. The Board may at any time amend, terminate or extend the term of the Purchase Plan, except that any such termination cannot affect the terms of shares previously granted under the Purchase Plan, nor may any amendment make any change in the terms of shares previously granted which would adversely affect the right of any participant, nor may any amendment be made without shareholder approval if such amendment would: (a) increase the number of shares that may be issued under the Purchase Plan; (b) change the designation of the employees (or class of employees) eligible for participation in the Purchase Plan; or (c) constitute an amendment for which shareholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.

     TERM OF THE PURCHASE PLAN. The Purchase Plan will continue until the earlier to occur of: (i) termination of the Purchase Plan by the Board; (ii) the issuance of all the shares of Common Stock reserved for issuance under the Purchase Plan; or (iii) May 2006, ten years after the date the Purchase Plan was adopted by the Board.

     FEDERAL INCOME TAX INFORMATION. THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND EMPLOYEES PARTICIPATING IN THE PURCHASE PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE STOCK PURCHASE PLAN.

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     TAX TREATMENT OF THE PARTICIPATING EMPLOYEE. Participating Employees will not recognize income for federal income tax purposes either upon enrollment in the Purchase Plan or upon the purchase of shares. All tax consequences are deferred until a Participating Employee sells the shares, disposes of the shares by gift or dies.

     If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the Participating Employee dies while owning the shares, the Participating Employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the Offering Period; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the Participating Employee has a long-term capital loss for the difference between the sale price and the purchase price.

     If the shares are sold or are otherwise disposed of including by way of gift (but not death, bequest or inheritance) (in any case, a "disqualifying disposition") within either the one-year or the two-year holding periods described above, the Participating Employee realizes ordinary income at the time of sale or other disposition, taxable to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. This excess will constitute ordinary income (not currently subject to withholding) in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the aggregate fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses may be used annually against ordinary income.

     TAX TREATMENT OF THE COMPANY. The Company will be entitled to a deduction in connection with the disposition of shares acquired under the Purchase Plan only to the extent that the Participating Employee recognizes ordinary income on a disqualifying disposition of the shares. The Company will treat any transfer of record ownership of shares as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, Participating Employees will be required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Purchase Plan.

     ERISA. The Purchase Plan is not subject to any of the provisions of ERISA nor is it qualified under Section 401(a) of the Code.

     NEW PLAN BENEFITS. The amounts of future stock purchases under the Purchase Plan are not determinable because, under the terms of the Purchase Plan, purchases are based upon elections made by Participating Employees. Future purchase prices are not determinable because they are based upon fair market value of the Company's Common Stock.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
           OF THE AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 3

              APPROVAL OF AMENDMENT TO 1996 EQUITY INCENTIVE PLAN

     Shareholders are being asked to approve an amendment to the Company's 1996 Equity Incentive Plan (the "Incentive Plan") to provide for an increase in the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares, from 1,650,000 shares plus any shares remaining under the Company's 1989 Stock Option Plan (the "Prior Plan") to 1,900,000 shares plus any shares remaining under the Prior Plan. As of April 20, 1999, there were 314,171 shares remaining and available for grant under the Incentive Plan. The Board believes that adding shares to the Incentive Plan is in the best interests of the Company because it will permit the Company to attract and retain employees by providing them with appropriate equity incentives. The Incentive Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability.

     The Incentive Plan was adopted by the Board in May 1996 and approved by the shareholders of the Company in June 1996. The Incentive Plan was amended in 1997 to increase the number of shares of Common Stock reserved for issuance by 850,000. The Board approved the proposed amendment to the Incentive Plan on April 20, 1999, to be effective upon shareholder approval. Set forth below is a summary of the principal features of the Incentive Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Incentive Plan. The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Incentive Plan. Any such request should be directed as follows: Secretary, Versant Corporation, 6539 Dumbarton Circle, Fremont, California 94555; telephone number
(510) 789-1500; facsimile (510) 789-1515.

     SHARES SUBJECT TO THE INCENTIVE PLAN. The stock subject to issuance under the Incentive Plan consists of shares of the Company's authorized but unissued Common Stock. The Board reserved an aggregate of 1,650,000 shares of Common Stock for issuance under the Incentive Plan. In addition, any shares remaining unissued under the Prior Plan on the effective date of the Incentive Plan, any shares repurchased at the original issuance price under the Prior Plan, and any shares issuable upon exercise of options granted pursuant to the Prior Plan that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for distribution under the Prior Plan but shall be available for distribution under the Incentive Plan. Shares subject to an option granted pursuant to the Incentive Plan that expires or terminates for any reason without being exercised or shares subject to an award granted pursuant to the Incentive Plan that are forfeited or are repurchased by the Company at the original issue price or are subject to an award granted pursuant to the Incentive Plan that otherwise terminates without shares being issued, will again become available for grant and issuance pursuant to awards under the Incentive Plan. This number of shares is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events. If the Company's shareholders adopt this Proposal, the maximum number of shares that may be issued under the Incentive Plan will be 1,900,000 shares plus any shares remaining under the Prior Plan.

     ELIGIBILITY. Employees, officers, directors, consultants, independent contractors and advisors of the Company (and of any subsidiaries and affiliates) are eligible to receive awards under the Incentive Plan (the "Participants"). No Participant is eligible to receive more than 400,000 shares of Common Stock in any calendar year under the Incentive Plan, other than new employees of the Company (including directors and officers who are also new employees) who are eligible to receive up to a maximum of 600,000 shares of Common Stock in the calendar year in which they commence their employment with the Company. As of April 20, 1999, approximately 115 persons were in the class of persons eligible to participate in the Incentive Plan, 8,125 shares had been issued upon exercise of options, 1,808,048 shares were subject to outstanding options and no shares had been issued pursuant to stock bonus awards. As of that date, 314,171 shares were available for future grant, after taking into account any shares issuable upon exercise of options granted pursuant to the Prior Plan that have expired or become unexercisable without having been exercised in full and that have become available for distribution under the Incentive Plan. The closing price of the Company's Common Stock on Nasdaq was $1.81250 per share as of April 19, 1999, the last trading day before the Record Date.

     Over the term of the Incentive Plan through April 20, 1999, the following executive officers, have been granted the following options to purchase shares under the Incentive Plan: Nick Ordon (President and Chief Executive Officer), 325,000 shares; David Banks (director), 352,092 shares; James R. Lochry (former Vice President World Wide Sales), 190,000 shares; Lawrence J. Pulkownik (former Vice President Business Development), 123,419 shares; George C. Franzen (Chief Technical Officer), 151,128 shares, Bernard Woebker (Senior Vice President Field Operations of the Company and President Versant Europe), 128,000 shares, Gary Rhea (Chief Financial Officer) 113,000 shares, and Walter Brown (former Vice President of Services), 83,000 shares. As of April 20, 1999, the Corporation's current executive officers as a group have been granted options to purchase an aggregate of 717,128 shares under the Incentive Plan, and all current employees as a group (excluding executive officers) have been granted options to purchase an aggregate of 1,136,833 shares under the Incentive Plan. During 1998, none of the Company's current directors (excluding executive officers) have been granted options under the Incentive Plan.

     ADMINISTRATION. The Incentive Plan is administered by the Compensation Committee (the "Committee"), the members of which are appointed by the Board. The Committee currently consists of Mark Leslie and James Simpson, both of whom are "non-employee directors," as defined in Rule 16b-3 promulgated under the Exchange Act, and "outside directors," as defined pursuant to Section 162(m) of the Code. Subject to the terms of the Incentive Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each such award, and the terms and conditions of such awards. The Committee also has the authority to construe and interpret any of the provisions of the Incentive Plan or any awards granted thereunder.

     STOCK OPTIONS. The Incentive Plan permits the granting of options that are intended to qualify either as Incentive Stock Options ("ISOs") or NQSOs. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any parent or subsidiary of the Company. The option exercise price for each ISO share must be no less than 100% of the "fair market value" (as defined in the Incentive Plan) of a share of Common Stock at the time the ISO is granted. The per share exercise price of an ISO granted to a 10% shareholder must be no less than 110% of the fair market value of a share of

Common Stock at the time the ISO is granted. The option exercise price for each NQSO share must be no less than 85% of the fair market value of a share of Common Stock at the time of grant. The Company has not granted options under the Incentive Plan at less than fair market value and does not intend to do so in the foreseeable future.

     The exercise price of options granted under the Incentive Plan may be paid as approved by the Committee at the time of grant: (1) in cash (by check); (2) by cancellation of indebtedness of the Company to the Participant; (3) by surrender of shares of the Company's Common Stock owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (4) by tender of a full recourse promissory note; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by a "same-day sale" commitment from the Participant and a National Association of Securities Dealers, Inc. ("NASD") broker; (7) by a "margin" commitment from the Participant and a NASD broker; or
(8) by any combination of the foregoing.

     TERMINATION OF OPTIONS. Except as provided below, each option expires ten years after the date of grant. Options granted to a 10% shareholder expire five years after the date of grant. In the event an optionee's relationship with the Company is terminated for any reason other than death or disability, the optionee will have the right to exercise the option at any time within three months (or such shorter or longer time period not exceeding five years as may be determined by the Committee, with any exercise beyond three months after termination deemed to be an NQSO) after such termination to the extent the right to exercise such option has accrued and had not previously been exercised at the date of termination, but in any event no later than the option expiration date. In the event an optionee's relationship terminates due to death or disability, as defined in Section 22(e)(3) of the Code (or if the optionee dies within three months after termination), the three-month period mentioned above will be twelve months (or such shorter or longer time period not exceeding five years as may be determined by the Committee, with any such exercise beyond twelve months after termination due to death or disability deemed to be an NQSO) after death or disability to the extent the right to exercise such option has accrued and had not previously been exercised at the date of death or disability, but in any event no later than the option expiration date.

     RESTRICTED STOCK AWARDS. The Committee may grant Participants restricted stock awards to purchase stock either separately from, or in tandem with, other awards under the Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. The purchase price for such awards must be no less than 85% of the fair market value of the Company's Common Stock on the date of the award (and in the case of an award granted to a 10% shareholder, the purchase price shall be 100% of fair market value) and can be paid for in any of the forms of consideration listed in items (1) through (5) in "Stock Options" above, or any combination thereof, as are approved by the Committee at the time of grant. The Company has not granted any restricted stock awards under the Incentive Plan.

     STOCK BONUS AWARDS. The Committee may grant Participants stock bonus awards either separately from, or in tandem with, other awards under the Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. As of April 20, 1999, no shares had been issued pursuant to stock bonus awards.

     MERGERS, CONSOLIDATIONS, CHANGE OF CONTROL. In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all of the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the Incentive Plan or provide substantially similar consideration, shares or other property as was provided to shareholders of the Company (after taking into account provisions of the awards). In the event that the successor corporation does not assume or substitute awards, such awards will expire upon the closing of such transaction at the time and upon the conditions as the Board determines.

     AMENDMENT OF THE INCENTIVE PLAN. The Board may at any time terminate or amend the Incentive Plan, including amending any form of award agreement or instrument to be executed pursuant to the Incentive Plan. However, the Board may not amend the Incentive Plan in any manner that requires shareholder approval pursuant to the Code or the regulations promulgated thereunder, or pursuant to the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder.

     TERM OF THE INCENTIVE PLAN. Unless terminated earlier as provided in the Incentive Plan, the Incentive Plan will expire in May 2006, ten years from the date the Incentive Plan was adopted by the Board.

     FEDERAL INCOME TAX INFORMATION. THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE INCENTIVE PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE INCENTIVE PLAN.

     INCENTIVE STOCK OPTIONS. A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax ("AMT")). If the Participant holds shares acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

     If the Participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

     ALTERNATIVE MINIMUM TAX. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price), and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

     NONQUALIFIED STOCK OPTIONS. A Participant will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the Participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount must be treated as ordinary income by the Participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

     RESTRICTED STOCK AND STOCK BONUS AWARDS. Restricted stock and stock bonus awards will generally be subject to tax at the time of receipt, unless there are restrictions that enable the Participant to defer tax. At the time the tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

     OMNIBUS BUDGET RECONCILIATION ACT OF 1993. The Omnibus Budget Reconciliation Act of 1993 provides that the maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum of 28%. For this purpose, in order to receive long-term capital gain treatment, the shares must be held for more than one year. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

     TAX TREATMENT OF THE COMPANY. The Company generally will be entitled to a deduction in connection with the exercise of an NQSO by a Participant or the receipt of restricted stock or stock bonuses by a Participant to the extent that the Participant recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

     ERISA. The Incentive Plan is not subject to any of the provisions of ERISA and is not qualified under Section 401(a) of the Code.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
              OF THE AMENDMENT TO THE 1996 EQUITY INCENTIVE PLAN.

                                 PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Company has appointed Arthur Andersen LLP as its independent auditors to perform the audit of the Company's financial statements for the 1999 fiscal year, and the shareholders are being asked to ratify such appointment. Arthur Andersen LLP have served as the Company's independent auditors since 1990. Representatives of Arthur Andersen LLP will be present at the Meeting, will be given an opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to questions.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of April 20, 1999 unless otherwise noted, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's current non-employee directors, (iii) the Company's current Chief Executive Officer and each of the Company's four other most highly compensated executive officers for 1998 and (iv) all current directors and executive officers as a group.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
     5% SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS          NUMBER       PERCENT(1)
     -------------------------------------------------        ----------    ------------
5% SHAREHOLDERS:
Vertex(2)...................................................  2,469,767        20.55%
Special Situations Fund(3)..................................  1,357,803        12.94%
Cowen & Company(4)..........................................    828,688         8.17%
NON-EMPLOYEE DIRECTORS:
David Banks(5)..............................................    275,686         2.71%
TA Associates Group and Stephen J. Gaal(6)..................    285,290         2.81%
Mark Leslie(7)..............................................    120,558         1.18%
James Simpson(8)............................................     39,531            *
EXECUTIVE OFFICERS:
Nick Ordon(9)...............................................     75,331            *
James R. Lochry(10).........................................     79,577            *
George C. Franzen(11).......................................    101,145            *
Walter L. Brown(12).........................................     27,788            *
Gary Rhea(13)...............................................     46,626            *
Bernard Woebker(14).........................................     47,096
All current directors and executive officers as a group (8
  persons)(15)..............................................    991,263         9.54%

---------------
  *  Represents less than 1%

 (1) Percent ownership is based on 10,135,517 shares outstanding as of April 20, 1999. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options, warrants or convertible securities that are currently exercisable or exercisable or convertible within 60 days of April 20, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

 (2) Includes 489,767 shares owned directly by Vertex Investments International
     (III) Inc. ("VII"), 100,000 shares owned directly by Vertex Investments International (I) Inc. ("VII(1)"), and 1,880,000 shares issuable upon conversion of a convertible secured subordinated promissory note owned by Vertex Technology Fund Ltd. (formerly Vertex Technology Fund Pte. Ltd.)("VTF"). VII, VII(1) and VTF are indirectly controlled by Singapore Technologies Pte. Ltd. The address of all of the Vertex entities is 77 Science Park Drive, #02-15 Cintech III, Singapore Science Park, Singapore 118256.

 (3) Information regarding Special Situations Fund ("SSF") is derived from
     Schedule 13G/A filed with the Securities and Exchange Commission ("SEC") on January 4, 1999, and the following information is stated as of that date. The Schedule 13G/A reports that 660,503 shares and warrants to purchase 236,250 shares are beneficially owned by Special Situations Fund III, L.P., 131,000 shares and warrants to purchase 35,000 shares are beneficially owned by Special Situations Technology Fund, L.P., and 216,300 shares and warrants to purchase 78,750 shares are beneficially owned by Special Situations Cayman Fund, L.P. Austin W. Marxe and David Greenhouse have sole voting power with respect to the securities. The address of Special Situations Fund III, and Special Situations Technology Fund, L.P. is 153 East 53rd Street, 51st Floor, New York, NY 10022. The address of Special Situations Cayman Fund L.P. is c/o CIBC Bank and Trust Company (Cayman) Limited, CIBC Bank Building, Grand Cayman, Cayman Islands, British West Indies.

 (4) Includes shares owned directly by SG Cowen Securities Corporation ("Cowen"). Information regarding ownership by Cowen is stated as of February 8, 1999 and was obtained from a Schedule 13G filed by such owner with the SEC on February 8, 1999. The address of Cowen is 1221 Avenue of the Americas, New York, NY 10020.

 (5) Includes 5,000 shares subject to options exercisable within 60 days of April 20, 1999.

 (6) Includes 256,937 shares, 202 shares, 1,143 shares and 1,143 shares held of record by Advent Atlantic & Pacific Limited Partnership, TA Associates VI L.P., TA Associates Service Corporation and TA Associates Inc., respectively. Advent Atlantic & Pacific Limited Partnership and TA Associates VI L.P. are part of an affiliated group of investment partnerships referred to, collectively, as the TA Associates Group. The general partner of Advent Atlantic & Pacific Limited Partnership is TA Associates AAP, L.P. The general partner of TA Associates AAP, L.P. is TA Associates AAP Ventures, L.P. The general partner of TA Associates VI, L.P. and TA Associates AAP Ventures L.P. is TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships. In addition, TA Associates Services Corporation is a wholly-owned subsidiary of TA Associates, Inc. Because TA Associates, Inc. exercises voting and investment power over the shares it beneficially owns in the Company through a three-person investment committee appointed by its board of directors, no member of which may act independently and a majority of whom must act in concert to exercise such voting and investment power, individually, no shareholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Mr. Gaal is a shareholder and an agent of TA Associates, Inc. Mr. Gaal disclaims beneficial ownership of the 1,143 shares held of record by TA Associates, Inc. In addition, Mr. Gaal disclaims beneficial ownership of the 256,937 shares, 202 shares and 1,143 shares held of record by

     Advent Atlantic & Pacific Limited Partnership, TA Associates VI L.P. and TA Associates Service Corporation. Mr. Gaal holds 10,865 shares directly and has options to purchase 20,000 shares of Common Stock, of which 12,500 shares are exercisable within 60 days of April 20, 1999. The address of TA Associates Group is High Street Tower, Suite 2500, 125 High Street, Boston, MA 02110.

 (7) Includes 32,100 shares subject to options exercisable within 60 days of April 20, 1999. Mr. Leslie is Chairman of the Board of Directors of the Company.

 (8) Represents 39,531 shares subject to options exercisable within 60 days of April 20, 1999. Mr. Simpson is a director of the Company.

 (9) Includes 70,831 shares subject to options exercisable within 60 days of April 20, 1999. Mr. Ordon is President & Chief Executive Officer of the Company.

(10) Mr. Lochry resigned as Vice President World Wide Sales of the Company on February 27, 1999. Mr. Lochry holds an option to purchase 31,107 shares exercisable by May 27, 1999.

(11) Includes 23,811 shares subject to options exercisable within 60 days of April 20, 1999. Mr. Franzen is Vice President and Chief Technical Officer of the Company.

(12) Includes 22,680 shares subject to options exercisable by May 31, 1999, Mr. Brown's last date to exercise pursuant to his termination of employment with the Company. Mr. Brown resigned as Vice President of Services of the Company on February 28, 1999.

(13) Includes 41,061 shares subject to options exercisable within 60 days of April 20, 1999. Mr. Rhea is Vice President, Finance and Administration and Chief Financial Officer of the Company.

(14) Includes 27,041 shares subject to options exercisable within 60 days of April 20, 1999. Mr. Woebker is a director nominee and a current Senior Vice President Field Operations of the Company. Mr. Woebker is also President of Versant Europe.

(15) Represents the shares beneficially owned by the individuals identified in footnotes (5) through (9) and footnotes (11), (13) and (14).

                                   MANAGEMENT

     The names of the present executive officers of the Company and certain information about them are set forth below:

    NAME OF EXECUTIVE OFFICER       AGE           POSITION WITH THE COMPANY
    -------------------------       ---           -------------------------
Nick Ordon........................  51    President and Chief Executive Officer
George C. Franzen.................  55    Vice President and Chief Technical Officer
Gary Rhea.........................  55    Vice President Finance and Administration,
                                          Chief Financial Officer and Secretary
Bernhard Woebker..................  49    Senior Vice President Worldwide Field
                                          Operations and President Versant Europe

     For information regarding Mr. Ordon, see "Proposal No. 1 -- Election of Directors -- Directors/Nominees."

     Mr. Franzen has served as Vice President Engineering and Technical Services of the Company since he joined the Company in January 1992, and until January 1997, he served as Vice President Engineering and Technical Services of the Company. From July 1988 to January 1992, Mr. Franzen served as Vice President of Engineering of Plexus Software, a division of Recognition Equipment Corporation, where he was involved in developing one of the first extended relational database systems. Mr. Franzen received a Bachelor of Arts in Chemistry from the University of Minnesota in 1965.

     Mr. Rhea has served as Vice President Finance and Administration, Chief Financial Officer and Secretary of the Company since he joined the Company in May 1997. From May 1995 to May 1997, Mr. Rhea served as Chief Financial Officer of Vadem Inc., a semiconductor company. From July 1992 until

May 1995, he served as Chief Financial Officer of Pacific Monolithics, a wireless communications company. Mr. Rhea received a Bachelor of Science in Accounting from San Jose State University in 1969.

     Mr. Woebker has served as Senior Vice President of Field Operations of the Company and President Versant Europe since January 1999. Mr. Woebker joined Versant in March 1996 and served as Vice President General Manager, Versant Europe from that date to January 1999. From 1994 to March 1996, he was President of Versant Europe, an independently-owned distributorship for Versant products in Europe. From 1976 until 1994, Mr. Woebker held a variety of positions in Germany and the United States with Nixdorf Computer AG, Nixdorf Computer Engineering Cor., and Siemens Nixdorf Informationssysteme AG. From 1986 until 1989, he served as President and CEO of Nixdorf Computer Engineering Corp. in Boston, Mass. Mr. Woebker has also served as Senior Vice President, Pyramid Technology Corp./Europe and as Vice President, NeXT Computer, Inc./Europe. As Assistant Professor at the Institute for Computer Science/Technical University Hanover from 1973 to 1976, he specialized in compiler theory, artificial intelligence and graphical data processing.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to the Company during each of 1996, 1997 and 1998 by Nick Ordon, the Company's President and Chief Executive Officer, and the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers"). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                                             ------------
                                                                                                AWARDS
                                                         ANNUAL COMPENSATION                 ------------
                                           -----------------------------------------------    SECURITIES
            NAME AND              FISCAL                                  OTHER ANNUAL        UNDERLYING
       PRINCIPAL POSITION          YEAR    SALARY ($)   BONUS ($)(1)   COMPENSATION ($)(2)   OPTIONS (#)
       ------------------         ------   ----------   ------------   -------------------   ------------
Nick Ordon......................   1998     198,590            --             1,814            325,000
  President and Chief              1997          --            --                --                 --
  Executive Officer                1996          --            --                --                 --

James R. Lochry.................   1998     168,300        82,884(3)            643             33,000
  Former Vice President            1997     150,000       122,680(4)            643             25,000
  World Wide Sales                 1996     130,000       140,965(5)            504             32,000

George C. Franzen...............   1998     159,200        20,000             2,835             33,000
  Vice President & Chief           1997     150,000            --             1,814             10,000
  Technology Officer               1996     144,583        35,100               588              5,000

Gary Rhea.......................   1998     149,500        30,000             2,835             38,000
  Vice President                   1997      95,644        10,000               756             75,000
  Finance & Administration         1996          --            --                --                 --
  & Chief Financial Officer

Walter L. Brown.................   1998     148,300        30,000             1,814             33,000
  Former Vice President            1997     124,166            --             1,096             50,000
  Services                         1996          --            --                --                 --

---------------
(1) For 1996, bonuses were paid to James R. Lochry and George C. Franzen pursuant to individual 1996 Versant Executive Compensation Plans. For 1997, bonuses were paid at the discretion of the Board. For 1998, bonuses were paid pursuant to a plan approved by the Compensation Committee.

(2) Represents payment for life insurance premiums.

(3) Represents $10,000 in bonus and $72,884 in commissions.

(4) Represents $122,680 in commissions.

(5) Represents $23,200 in bonus and $117,765 in commissions.

OPTION GRANTS IN 1998

     The following table contains information concerning stock option grants pursuant to the Company's 1996 Equity Incentive Plan during 1998 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms, except as otherwise noted. These gains are based on assumed annual rates of stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term.

                                             INDIVIDUAL GRANTS
                          -------------------------------------------------------
                          NUMBER OF                                                    ANNUAL RATES
                          SECURITIES    % OF TOTAL                                    OF STOCK PRICE
                          UNDERLYING      OPTIONS                                    APPRECIATION FOR
                           OPTIONS      GRANTED TO                                    OPTION TERM(2)
                           GRANTED       EMPLOYEES    EXERCISE PRICE   EXPIRATION   -------------------
          NAME              (#)(1)      IN 1998(1)      PER SHARE         DATE        5%         10%
          ----            ----------    -----------   --------------   ----------   -------   ---------
Nick Ordon..............   200,000(3)      18.38%         6.5625         1/29/08    825,424   2,091,784
                            25,000(3)       2.29%         5.6250         5/22/08     88,438     224,120
                           100,000(4)       9.19%         2.0000        10/27/08    125,779     318,748

James R. Lochry.........     3,000(3)        .27%         6.5625         1/29/08     12,381      31,377
                            30,000(4)       2.75%          2.000        10/27/08     37,734      95,624

George C. Franzen.......     3,000(3)        .27%         6.5625         1/29/08     12,381      31,377
                            30,000(4)       2.75%          2.000        10/27/08     37,734      95,624

Walter L. Brown.........     3,000(3)        .27%         6.5625         1/29/08     12,381      31,377
                              30,000        2.75%          2.000        10/27/08     37,734      95,624

Gary Rhea...............     8,000(3)        .73%         6.5625         1/29/08     33,017      83,671
                            30,000(4)       2.75%          2.000        10/27/08     37,734      95,624

---------------
(1) The Company granted options to purchase an aggregate of 1,087,700 shares to employees in 1998. The sum of the specific grants described above is 462,000.

(2) The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(3) The options are incentive stock options or nonqualified stock options that vest with respect to 25% of the shares on the first anniversary of the date of grant and thereafter for three years at the rate of 1/48 of the shares for each full month that the optionee renders services to the Company. These options expire ten years from the date of grant. Messrs. Lochry and Brown have resigned.

(4) These options fully vest on 10/27/02. Additionally, (i) one-fourth of the shares vest on the date that the company next reports quarterly positive net income for a single quarter; (ii) one-quarter of the shares vest on the date that the Company next reports quarterly positive net income for two consecutive quarters; (iii) one-quarter of the shares vest on the date that the Company next reports quarterly positive net income for three consecutive quarters; (iv) one-quarter of the shares vest on the date that the Company next reports quarterly positive net income for four consecutive quarters.

YEAR-END OPTION VALUES

     The following table sets forth information concerning the number of shares of Common Stock underlying exercisable and unexercisable options held by each of the Named Executive Officers at December 31, 1998 and the values of unexercised "in-the-money" options as of that date. None of the Named Executive Officers exercised options in 1998.

                                                                                       VALUE OF
                                                      NUMBER OF                      UNEXERCISED
                                                SECURITIES UNDERLYING                IN-THE-MONEY
                                                 UNEXERCISED OPTIONS                  OPTIONS AT
                                               AT DECEMBER 31, 1998 (#)         FISCAL YEAR END ($)(1)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
Nick Ordon.................................         0          325,000              0          $18,750
James R. Lochry............................    28,458           94,876(2)      12,833           54,376
George C. Franzen..........................    16,978           56,022         10,885           24,428
Walter L. Brown............................    19,792           63,208              0            5,625
Gary Rhea..................................    31,250           51,750              0            5,625

---------------
(1) These values have not been and may never be realized and represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock based on the closing trade on Nasdaq on December 31, 1998 ($2.18750). Messrs. Lochry and Brown have resigned.

(2) Includes 33,334 shares subject to a right of repurchase as of December 31, 1998.

EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into agreements with its executive officers that provide for acceleration of two additional years of vesting of shares subject to options or restricted stock upon certain acquisitions or changes in control of the Company.

     The Company has entered into agreements with each of its executive officers (excluding Nick Ordon) that provide the executive officer with up to 12 months of salary and non-equity benefits continuation and up to 12 months of additional stock option and unvested stock vesting following a termination of that executive officer's employment without cause prior to January 7, 1999.

     The Company entered into an agreement on December 3, 1997 with Nick Ordon, its current President and Chief Executive Officer, providing that: (i) Mr. Ordon will receive an annual salary of $200,000; (ii) Mr. Ordon will be eligible for a bonus of $125,000 at the end of his first year of employment with the Company based upon the achievement of certain goals and objectives and for an additional bonus of $25,000 if he exceeds those goals and objectives; (iii) Mr. Ordon will be granted an option to purchase 200,000 shares of the Company's Common Stock at a price of $6.5625 per share, which vests with respect to 25% of the shares on the first anniversary of the date of grant and thereafter for three years at the rate of 1/48 of the shares for each full month that Mr. Ordon renders services to the Company, such option to expire 10 years from the date of grant; (iv) Mr. Ordon will be granted an option to purchase 25,000 shares of the Company's Common Stock at a price of $6.5625 per share, which will vest based upon the achievement of certain goals and objectives in two equal annual increments; (v) in the event the Company is acquired during the term of Mr. Ordon's employment, 50% of Mr. Ordon's unvested options outstanding on the date of acquisition will immediately vest; and (vi) Mr. Ordon will receive certain other employee benefits.

     The Company entered into an agreement on January 7, 1998 with David Banks, the Company's former President and Chief Executive Officer, providing that: (i) Mr. Banks would continue to receive a $210,000 annual salary, a $62,250 bonus and certain other benefits through January 7, 1999; (ii) Mr. Banks' options and unvested stock would continue to vest through January 7, 1999; (iii) Mr. Banks would be able to exercise any vested options through April 7, 1999; and (iv) Mr. Banks would retain the IBM ThinkPad Notebook computer supplied to him by the Company. Mr. Banks is currently a consultant to the Company and a director.

                              CERTAIN TRANSACTIONS

     Since January 1, 1998, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer or holder of more than 5% of the Common Stock of the Company had or will have a direct or indirect material interest, except for those transactions described under "Management -- Executive Compensation" and "Employment Contracts and Termination and Change-in-Control Arrangements" and the following: (i) On October 16, 1998, the Company raised $3.6 million through the private placement of a convertible secured subordinated promissory note. The funding was provided by Vertex Technology Fund Ltd. The note issued to Vertex is convertible at Vertex's option into Common Stock at a price of $1.925 per share. The note is secured by the Company's assets, is subordinated to existing lines of credit and is due in October 2001, but may mature or be automatically converted sooner under certain circumstances. Vertex has agreed not to sell its interest in the note or underlying common stock for a period of six months following its purchase of the note; (ii) On December 28, 1998, the Company raised $1,443,750 in a private placement of 700,000 shares of Common Stock and warrants to purchase 350,000 shares of Common Stock. The purchase price for the shares was $2.00 per share and the purchase price for the warrants was $0.125 per share. The funding was provided by Special Situations Fund III LP, Special Situations Cayman LP and Special Situations Technology Fund LP. The warrants issued to these investors are exercisable at any time into Common Stock at a price of $2.25 per share. The warrants expire on December 28, 2001, or earlier under certain circumstances. As a result of such transaction, the Special Situations Funds hold more than 5% of the Company's Common Stock.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than January 11, 2000 in order to be included in the Company's Proxy Statement and form of proxy relating to the meeting.

     COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16 of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors of the Company, the Company believes that all Section 16(a) filing requirements were met during 1998.

                             ADDITIONAL INFORMATION

     The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 is being mailed with this Proxy Statement to shareholders of the Company.

                                 OTHER BUSINESS

     The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that Proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such Proxies.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

PROXY
                               VERSANT CORPORATION

                              6539 DUMBARTON CIRCLE
                            FREMONT, CALIFORNIA 94555

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



   The undersigned hereby appoints Nick Ordon and Gary Rhea, and each of them, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Versant Corporation (the "CORPORATION") held of record by the undersigned on April 20, 1999, at the Annual Meeting of Shareholders of the Corporation to be held on Thursday, June 10, 1999, and at any adjournment or postponement thereof.

   This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees, FOR Proposals 2, 3 and 4 and in accordance with the judgment and in the discretion of the persons named as Proxyholders herein on any other business that may properly come before the Meeting or any adjournment or postponement thereof, to the extent authorized by Rule 14A-4(C) promulgated under the Securities Exchange Act of 1934, as amended.

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

 SEE                  CONTINUED AND TO BE SIGNED AND DATED                 SEE
REVERSE                         ON REVERSE SIDE                          REVERSE
 SIDE                                                                      SIDE


                              FOLD AND DETACH HERE

                                                                Please mark
                                                                  votes as   /X/
                                                                  in this
                                                                 example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE BOARD OF DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3, AND 4.

         FOR                                           WITHHOLD
    all nominees                                  from all nominees

         / /                                             / /

1.       Election of Directors.

         Nominees: David Banks, Mark Leslie, Stephen Gaal, Nick Ordon and
                   Bernhard Woebker

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME.


2.       Proposal to approve the amendment to the 1996 Employee Stock Purchase
         Plan.

                 FOR               AGAINST                ABSTAIN
                 / /                 / /                    / /

3.       Proposal to approve the amendment to the 1996 Equity Incentive Plan.

                 FOR               AGAINST                ABSTAIN
                 / /                 / /                    / /

4. Proposal to ratify the appointment of Arthur Andersen LLP as independent auditors for 1999.

                 FOR               AGAINST                ABSTAIN
                 / /                 / /                    / /

         Mark here for address change and note below.   / /


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.


Printed Name:
              ------------------------------------------------------------------

Signature(s)                                           Date
            -----------------------------------------       --------------------

This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

                              FOLD AND DETACH HERE